Filed Pursuant to Rule 424(B)(3)
Registration No. 333-265660

PROSPECTUS

Blue Owl Capital Inc.

Class A Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Units

Warrants

We may from time to time, in one or more offerings, offer and sell one or more series or classes, separately or together, and in amounts, at prices and on terms that will be determined at the time of any such offering and will be set forth in one or more supplements to this prospectus:

•	shares of Class A common stock, par value $0.0001 per share (“Class A Shares”);

•	shares of preferred stock;

•	debt securities;

•	depositary shares;

•	units; and

•	warrants to purchase debt or equity securities.

We refer to the foregoing, collectively, as the “securities.” The aggregate amount of the securities offered by us under this prospectus will not exceed $1,000,000,000.

The securities may be sold by us or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our Class A Shares are listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “OWL.” The last reported sale price of our Class A Shares on June 27, 2022 was $11.16 per share.

Investing in our securities involves material risks and uncertainties that you should consider. See “Risk Factors” on page 3 of this prospectus and in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is June 28, 2022.

We have not authorized anyone to provide you with information or to make any representations about anything not contained in this prospectus, any amendment or supplement to this prospectus, any free writing prospectus prepared by us or on our behalf or the documents incorporated by reference in this prospectus. We do not take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, any free writing prospectus prepared by us or on our behalf or the documents incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not constitute, and any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus is current only as of its date, regardless of the time and delivery of this prospectus, any amendment or supplement to this prospectus or of any sale of the securities covered by this prospectus.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration statement, we may sell the securities.

This prospectus provides you with a general description of the Class A Shares, preferred stock, debt securities, depositary shares, units and warrants that we may sell. Each time we sell such instruments, we will provide a prospectus supplement (and, if applicable, a pricing supplement) that will contain specific information about the terms of that offering. The prospectus supplement (and any pricing supplement) may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement (or pricing supplement), you should rely on the information in that prospectus supplement (or pricing supplement). You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) has additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the headings “Information Incorporated by Reference” and “Where You Can Find More Information.”

Unless otherwise stated, the words “Blue Owl,” our “Company,” “we,” “us,” and “our” refer to Blue Owl Capital Inc. and its subsidiaries, except that such terms refer to Blue Owl Capital Inc. only and not to its subsidiaries in the sections entitled “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants.”

SELECTED DEFINITIONS

This prospectus has been prepared using a number of stylistic conventions, which you should consider when reading the information herein or therein. Unless otherwise expressly stated or, unless the context otherwise requires, references in this prospectus to:

•	“Altimar” refers to Altimar Acquisition Corporation, a blank check company incorporated as a Cayman Islands exempted company.

•	“Altimar Founders” refers to Altimar Sponsor and certain equityholders of Altimar.

•	“Altimar Sponsor” refers to Altimar Sponsor LLC, a Delaware limited liability company.

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“AUM” refers to the assets that we manage, and are generally equal to the sum of (i) net asset value (“NAV”); (ii) drawn and undrawn debt; (iii) uncalled capital commitments; and (iv) total managed assets for certain Real Estate products.

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“BCA” or “Business Combination Agreement” refers to the Business Combination Agreement, dated as of December 23, 2020 (as amended by that Amendment to Business Combination Agreement, dated as of January 4, 2021, Second Amendment to Business Combination Agreement, dated as of March 25, 2021, and Third Amendment to Business Combination Agreement, dated as of April 11, 2021, as the same has been or may be further amended, modified, supplemented or waived from time to time in accordance with its terms), by and among Altimar, Owl Rock Capital Group LLC, Owl Rock Feeder, Owl Rock Capital Partners and Neuberger.

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“Blue Owl,” “Company,” “Registrant,” “our,” “we” or “us” refers to Blue Owl Capital Inc., a Delaware corporation and the combined company following the consummation of the Business Combination, and its consolidated subsidiaries.

•	“Blue Owl Carry” refers to Blue Owl Capital Carry LP, a Delaware limited partnership.

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“Blue Owl GP” refers collectively to Blue Owl Capital Holdings GP LLC and Blue Owl Capital GP LLC, each a Delaware limited liability company, directly or indirectly wholly owned subsidiary of Blue Owl that hold Blue Owl’s interests in the Blue Owl Operating Partnerships.

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“Blue Owl Limited Partnership Agreements” refers to the amended and restated limited partnership agreements of Blue Owl Carry and Blue Owl Holdings, as the same may be amended, modified, supplemented or waived from time to time in accordance with their terms.

•	“Blue Owl Operating Partnerships” refers to Blue Owl Carry and Blue Owl Holdings, collectively.

•	“Board” refers to Blue Owl’s board of directors.

•	“Business Combination” refers to the transactions contemplated by the BCA.

•	“Class A Shares” refers to the Class A common stock, par value $0.0001 per share, of the Company.

•	“Class B Shares” refers to the Class B common stock, par value $0.0001 per share, of the Company.

•	“Class C Shares” refers to the Class C common stock, par value $0.0001 per share, of the Company.

•	“Class D Shares” refers to the Class D common stock, par value $0.0001 per share, of the Company.

•	“Class E Shares” refers to the Class E common stock, par value $0.0001 per share, of the Company.

•

“Class E-1 Shares” refers to the Class E-1 common stock of the Company. The Series E-1 Class E Shares had a Class E Triggering Event on July 21, 2021, which occurred when the volume weighted-average price of a Class A Share exceeded $12.50 for 20 consecutive trading days, at which time 7,495,432 Class E Shares were converted into an equal number of Class A Shares.

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“Class E-2 Shares” refers to the Class E-2 common stock of the Company. The Series E-2 Class E Shares had a Class E Triggering Event on November 3, 2021, which occurred when the volume weighted-average price of a Class A Share exceeded $15.00 for 20 consecutive trading days, at which time 7,495,432 Class E Shares were converted into an equal number of Class A Shares.

•	“Closing” refers to the closing of the Business Combination.

•	“common stock” refers to the Class A Shares, the Class B Shares, the Class C Shares and the Class D Shares, collectively.

•	“DGCL” refers to the Delaware General Corporation Law, as amended.

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“Direct Lending” refers to our Direct Lending products, which offer private credit solutions to middle-market companies through four investment strategies: diversified lending, technology lending, first lien lending and opportunistic lending. Direct Lending products are managed by the Owl Rock division of Blue Owl.

•	“dollars” or “$” refers to U.S. dollars.

•	“Dyal Capital” refers the Dyal Capital Partners business, which was acquired from Neuberger Berman Group LLC in connection with the Business Combination, and is now a division of Blue Owl.

•	“Dyal Equityholders” refers to Neuberger, the Dyal Principals and any other holders of Dyal Capital equity interests.

•	“Dyal Principals” refers to Michael Rees, Sean Ward and Andrew Laurino.

•	“Electing Owl Rock Equityholders” refers to the Owl Rock Equityholders who elect to receive Common Units in connection with the Business Combination in lieu of common stock of Blue Owl.

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

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“FPAUM” refers to the AUM on which management fees are earned. For our BDCs, FPAUM is generally equal to total assets (including assets acquired with debt but excluding cash). For our other Direct Lending products, FPAUM is generally equal to NAV or investment cost. FPAUM also includes uncalled committed capital for products where we earn management fees on such uncalled committed capital. For our GP Capital Solutions products, FPAUM for the GP minority equity investments strategy is generally equal to capital commitments during the investment period and the cost of unrealized investments after the investment period. For GP Capital Solutions’ other strategies, FPAUM is generally equal to investment cost. For Real Estate, FPAUM is generally based on total assets (including assets acquired with debt).

•	“Financial Statements” refers to the consolidated and combined financial statements included in our Annual Report filed on Form 10-K for the fiscal year ended December 31, 2021.

•	“FINRA” refers to the Financial Industry Regulatory Authority, Inc.

•	“GAAP” refers to United States generally accepted accounting principles, consistently applied.

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“GP Capital Solutions” refers to our GP Capital Solutions products, which primarily focus on acquiring equity stakes in, or providing debt financing to, large, multi-product private equity and private credit platforms through three existing and one emerging investment strategies: GP minority equity investments, GP debt financing, professional sports minority investments and co-investments and structured equity. GP Capital Solutions products are managed by the Dyal Capital division of Blue Owl.

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“GP Debt Financing strategy” refers to the investment strategy of certain Dyal Capital funds that primarily relates to originating and making collateralized, long-term debt investments, preferred equity investments and structured investments in private capital managers.

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“GP Minority Equity Investments strategy” refers to the investment strategy of certain Dyal Capital funds that primarily relates to acquiring minority equity interests in investment management businesses or fund sponsors.

•	“Investment Company Act” refers to the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

•	“Investor Rights Agreement” refers to the Investor Rights Agreement between Blue Owl, Altimar Sponsor, the Altimar Founders and certain of the Owl Rock Equityholders and Dyal Equityholders.

•	“IPO” refers to Altimar’s initial public offering of its Units, Public Shares and Public Warrants pursuant to the IPO registration statement and completed on October 27, 2020.

•	“Key Individuals” refers to each of Douglas Ostrover, Marc Lipschultz and Michael Rees.

•	“Neuberger” refers to Neuberger Berman Group LLC, a Delaware limited liability company.

•	“NYSE” refers to the New York Stock Exchange.

•	“Oak Street” refers to the investment advisory business of Oak Street Real Estate Capital, LLC that was acquired on December 29, 2021, and is now a division of Blue Owl.

•

“our BDCs” refers to our business development companies, as regulated under the Investment Company Act of 1940, as amended: Owl Rock Capital Corporation (NYSE: ORCC) (“ORCC”), Owl Rock Capital Corporation II (“ORCC II”), Owl Rock Capital Corporation III (“ORCC III”), Owl Rock Technology Finance Corp. (“ORTF”), Owl Rock Technology Finance Corp. II (“ORTF II”), Owl Rock Core Income Corp. (“ORCIC”) and Owl Rock Technology Income Corp. (“ORTIC”).

•

“Owl Rock” refers collectively to the combined businesses of Owl Rock Capital Group LLC (“Owl Rock Capital Group”) and Blue Owl Securities LLC (formerly, Owl Rock Capital Securities LLC), which was the predecessor of Blue Owl for accounting and financial reporting purposes. References to the Owl Rock division refer to Owl Rock Capital Group and its subsidiaries that manage our Direct Lending products.

•	“Owl Rock Capital” refers to a carve-out of Owl Rock Group and its consolidated operating subsidiaries (excluding certain assets) after giving effect to a pre-Closing reorganization.

•	“Owl Rock Capital Partners” refers to Owl Rock Capital Partners LP, a Delaware limited partnership and indirect equityholder in, and managing member of, Owl Rock.

•	“Owl Rock Equityholders” refers to the Owl Rock Principals, Owl Rock Feeder and certain other direct and indirect third party holders of equity interests in Owl Rock Capital.

•	“Owl Rock Feeder” refers to Owl Rock Capital Feeder LLC, a Delaware limited liability company.

•	“Owl Rock Group” refers to Owl Rock Capital Group LLC, a Delaware limited liability company.

•	“Owl Rock Principals” refers to Douglas I. Ostrover, Marc S. Lipschultz, Craig W. Packer and Alan J. Kirshenbaum.

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“Owl Rock Securities” refers to Owl Rock Capital Securities LLC, a Delaware limited liability company. Owl Rock Securities is a broker-dealer registered with the SEC, a member of FINRA and the Securities Investor Protection Corporation. Owl Rock Securities is owned by Owl Rock Capital Partners and provides distribution services to Owl Rock. In May 2021, Owl Rock Capital Securities LLC changed its name to Blue Owl Securities LLC.

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“permanent capital” refers to capital of our products that do not have ordinary redemption provisions or a requirement to exit investments after a prescribed period of time and to return to investors the proceeds representing the capital invested in such investments, except as required by applicable law or pursuant to redemption requests that can only be made after significant lock-up periods. Such products may be required, or elect, to return all or a portion of capital gains and investment income. Permanent capital may be subject to management fee step downs or roll-offs over time.

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“Principals” refers to our founders and senior members of management who hold, or in the future may hold, Class B Shares and Class D Shares. Class B Shares and Class D Shares collectively represent 80% of the total voting power of all shares.

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“Private Placement Warrants” refers to the warrants acquired by Altimar Sponsor for an aggregate purchase price of $7,000,000 in a private placement simultaneously with the closing of the IPO, which were subsequently converted into warrants to purchase shares of Blue Owl Class A Shares in connection with the Business Combination.

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“Public Warrants” refers to the warrants issued in the IPO, entitling the holder thereof to purchase one of Altimar’s Class A ordinary shares at an exercise price of $11.50, subject to adjustment, which were subsequently converted into warrants to purchase shares of Blue Owl Class A Shares in connection with the Business Combination.

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“Real Estate” refers, unless context indicates otherwise, to our Real Estate products, which primarily focus on providing investors with predictable current income, and potential for appreciation, while focusing on limiting downside risk through a unique net lease platform. Real Estate products are managed by the Oak Street division of Blue Owl.

•	“SEC” refers to the U.S. Securities and Exchange Commission.

•	“Securities Act” refers to the Securities Act of 1933, as amended.

•	“Seller Earnout Shares” refers to the Class E-1 Shares and Class E-2 Shares, collectively.

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“Seller Earnout Units” refers to the Series E-1 Units and Series E-2 Units of each of Blue Owl Holdings and Blue Owl Carry that were issued to the Dyal Equityholders and the Electing Owl Rock Equityholders in connection with the Business Combination in lieu of Seller Earnout Shares. The Seller Earnout Units had Class E Triggering Events consistent with the Seller Earnout Shares as described above.

•	“Warrant Agent” refers to Computershare Trust Company, N.A. and Computershare Inc.

•	“Warrants” refers to the Public Warrants and the Private Placement Warrants.

We disclose certain financial measures in this prospectus that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of Blue Owl’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP, if available. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers.

BLUE OWL

Blue Owl is a global alternative asset manager with $102.0 billion in AUM as of March 31, 2022. Anchored by a strong permanent capital base, the firm deploys private capital across Direct Lending, GP Capital Solutions and Real Estate strategies on behalf of institutional and private wealth clients. Blue Owl’s flexible, consultative approach helps position the firm as a partner of choice for businesses seeking capital solutions to support their sustained growth. The firm’s management team is comprised of seasoned investment professionals with more than 25 years of experience building alternative investment businesses. Blue Owl employs over 400 people across 10 offices globally.

Blue Owl was formed through the combination of Owl Rock and Dyal Capital in May 2021, at which time these businesses merged with and into Altimar Acquisition Corporation (“Altimar”), a blank check, special purpose acquisition company. The combination of Owl Rock and Dyal Capital creates a platform primed to continue servicing these markets. In December 2021, we acquired Oak Street, which expanded our firm’s offerings to include real estate-focused products. On April 1, 2022, we acquired Wellfleet Credit Partners LLC (“Wellfleet”) from affiliates of Littlejohn & Co., LLC, expanding our existing platform of credit solutions.

Our breadth of offerings and permanent capital base enable us to offer a differentiated, holistic platform of capital solutions to middle market companies, large alternative asset managers and corporate real estate owners and tenants. We provide these solutions through our permanent capital vehicles, as well as long-dated private funds, that we believe provide our business with a high degree of earnings stability and predictability. Our permanent capital vehicles are products that do not have ordinary redemption provisions or a requirement to exit investments after a prescribed period of time to return invested capital to investors, except as required by applicable law or pursuant to redemption requests that can only be made after significant lock-up periods. For the quarter ended March 31, 2022, approximately 95% of our management fees were earned from permanent capital vehicles.

Our global, high-caliber, investor base includes a diversified mix of institutional investors, including prominent public and private pension funds, endowments, foundations, family offices, private banks, high net worth individuals, asset managers and insurance companies, as well as retail clients, accessed through many well-known wealth management firms. We have continued to grow our investor base and presence in the growing private markets and alternative asset management sector by emphasizing our disciplined investment approach, client service, and portfolio performance.

While we currently offer Direct Lending, GP Capital Solutions and Real Estate products across three divisions (Owl Rock, Dyal Capital and Oak Street), our management takes a one-firm approach when making operating decisions and determining how to allocate resources. As a result, we currently operate as a single reportable segment. Management regularly reviews our revenues by product line and our expenses by type at the total firm level (e.g., compensation and benefits; general, administrative and other expenses), and therefore we have presented details of our operating results throughout this prospectus consistent with how management reviews our results.

Our revenues are generated primarily from the investment advisory and administrative services agreements we have with our products. See Note 2 to our Financial Statements for a detailed description of how we earn our revenues and the significant impact that our FPAUM has on the amount of revenues we earn each period. Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) included in our most recent Annual Report on Form 10-K presents additional information on our revenues and operating results, as well as historical AUM and performance information for certain of our products; such information should be read in conjunction with this description of our business.

Our Class A Shares are listed on the NYSE under the symbol “OWL,” and our public warrants are listed on the NYSE under the symbol “OWL.WS.” Our principal executive offices are located at 399 Park Avenue, 38th Floor, New York, NY 10022 and our telephone number at that address is (212) 419-3000. Our website is located at www.blueowl.com. Our website is included in this prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, our website and the information contained on our website are not a part of this prospectus or any applicable prospectus supplement, and you should not rely on any such information in making your decision whether to invest in the securities covered by this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, each of which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we subsequently have filed with the SEC or may file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated and deemed to be incorporated by reference herein contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words or other statements that do not relate strictly to historical or factual matters. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Some of these factors are described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, each of which is incorporated by reference in this prospectus. These factors should not be construed as exhaustive and should be read in conjunction with the risk factors, as such factors may be updated from time to time, and other cautionary statements that are included in this prospectus and in our other periodic filings, which are accessible on the SEC’s website at www.sec.gov. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these forward-looking statements. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Therefore, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The documents incorporated and deemed to be incorporated by reference herein contain or may contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified this data or these statistics.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement or a free writing prospectus prepared in connection with an offering the securities pursuant to this prospectus, the net proceeds from the sale by us of any securities covered by this prospectus will be used for general corporate purposes. General corporate purposes may include repayment, repurchase or redemption of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested or temporarily used to repay indebtedness prior to deployment for their intended purposes.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock, including our Class A Shares, to which this prospectus supplement relates. This summary does not purport to be complete and is qualified in its entirety by the provisions of the certificate of incorporation, bylaws and the Investor Rights Agreement, copies of which have been previously filed by us with the SEC and incorporated by reference in this prospectus supplement.

General

Our certificate of incorporation authorizes the issuance of 4,906,875,000 shares of capital stock, par value $0.0001 per share, of Blue Owl, consisting of:

•	2,500,000,000 Class A Shares,

•	350,000,000 Class B Shares,

•	1,500,000,000 Class C Shares,

•	350,000,000 Class D Shares,

•	100,000,000 Class E Shares, which consists of 50,000,000 Series E-1 Shares and 50,000,000 Series E-2 Shares; and

•	100,000,000 shares of preferred stock.

On July 21, 2021, all shares of our Class E-1 common stock automatically converted into Class A Shares and all of our Class E-1 Seller Earnout Units converted into Common Units with the holders thereof receiving an equal number of Class C Shares or Class D Shares, as applicable, following the occurrence of a Triggering Event.

On November 3, 2021, all shares of our Class E-2 common stock automatically converted into Class A Shares and all of our Class E-2 Seller Earnout Units converted into Common Units with the holders thereof receiving an equal number of Class C Shares or Class D Shares, as applicable, following the occurrence of a Triggering Event.

As of June 14, 2022, we had: (i) 420,102,492 Class A Shares outstanding, (ii) zero Class B Shares outstanding, (iii) 657,808,589 Class C Shares outstanding and (iv) 319,132,127 Class D Shares outstanding.

As used in this section, “we,” “us” and “our” means Blue Owl Capital Inc., a Delaware corporation, and its successors, but not any of its subsidiaries.

The following summary describes all material provisions of our securities. We urge you to read our certificate of incorporation, our bylaws, the Investor Rights Agreement and the provisions of applicable law.

Common Stock

Class A Shares

Voting rights. Each holder of Class A Shares is entitled to one vote for each Class A Share held of record by such holder on all matters on which stockholders generally are entitled to vote. Holders of Class A Shares vote together with the holders of Class B Shares, Class C Shares and Class D Shares as a single class on all matters presented to the Company’s stockholders for their vote or approval. Generally, subject to the Investor Rights Agreement, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Given the “super-voting” rights of the Class B Shares and the Class D Shares, the voting power of the Class A Shares is less than the voting power typically associated with shares of common stock or that the “one vote per share” implies.

Stockholders do not have the ability to cumulate votes for the election of directors. Our certificate of incorporation provides for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

Notwithstanding the foregoing, to the fullest extent permitted by law, holders of common stock, as such, have no voting power with respect to, and are not entitled to vote on, any amendment to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock, if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.

Dividend Rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of Class A Shares are entitled to receive, ratably with other Participating Shares, such dividends, if any, as may be declared from time to time by the Board out of funds legally available therefor.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class A Shares are entitled to share ratably with the other Participating Shares in all assets remaining after payment of the Company’s debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having a preference over the Class A Shares, then outstanding, if any.

Other rights. Except as provided in the Investor Rights Agreement (as applicable), the holders of Class A Shares have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A Shares. The rights, preferences and privileges of holders of the Class A Shares are subject to those of the holders of any shares of the preferred stock the Company may issue in the future and to the Investor Rights Agreement, as applicable.

Subject to the transfer and exchange restrictions set forth in the Blue Owl Limited Partnership Agreements and the Exchange Agreement, holders of Common Units may exchange these units for Class A Shares or Class B Shares, depending on the holder, on a one-for-one basis or, at the election of an exchange committee of Blue Owl GP, for cash. When a Common Unit is exchanged, a corresponding Class C Share or Class D Share, depending on the holder, will automatically be transferred to us and cancelled.

Class B Shares

All Class B Shares are fully paid and non-assessable. There is no trading market for the Class B Shares.

Voting Rights. Prior to the Sunset Date (as defined below), holders of Class B Shares will be entitled to the B/D Voting Power (as defined below) for all matters submitted to a vote of stockholders. Holders of Class B Shares vote together with holders of Class A Shares, Class C Shares and Class D Shares as a single class on all matters presented to the Company’s stockholders for their vote or approval, except as otherwise required by our certificate of incorporation and applicable law.

Dividend Rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of Class B Shares are entitled to receive, ratably with other Participating Shares, such dividends, if any, as may be declared from time to time by the Board out of funds legally available therefor.

Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class B Shares will be entitled to share, ratably with the other Participating Shares, in all assets remaining after payment of the Company’s debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having a preference over the Class B Shares, then outstanding, if any.

Other rights. The holders of Class B Shares have no preemptive or other subscription rights. The rights, preferences and privileges of holders of the Class B Shares are subject to those of the holders of any shares of the preferred stock the Company may issue in the future and to the Investor Rights Agreement, as applicable.

Subject to the transfer and exchange restrictions set forth in the Blue Owl Limited Partnership Agreements and the Exchange Agreement, holders of Common Units may exchange these units for Class A or Class B Shares, depending on the holder, on a one-for-one basis or, at the election of an exchange committee of Blue Owl GP, for cash. When a Common Unit is exchanged, a corresponding Class C Share or Class D Share, depending on the holder, will automatically be transferred to us and cancelled.

Issuance and Conversion of Class B Shares. There will be no further issuances of Class B Shares except in connection with (i) a stock split, stock dividend, reclassification or similar transaction or (ii) an exchange of Common Units by a holder of Class D Shares (as contemplated by the preceding paragraph).

Class C Shares

All Class C Shares are fully paid and non-assessable. There is no trading market for the Class C Shares.

Voting Rights. Holders of our Class C Shares are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of Class C Shares vote together with holders of Class A Shares, Class B Shares and Class D Shares as a single class on all matters presented to the Company’s stockholders for their vote or approval, except as otherwise required by our certificate of incorporation and applicable law. Given the “super-voting” rights of the Class B Shares and the Class D Shares, the voting power of the Class C Shares is less than the voting power typically associated with shares of common stock or that the “one vote per share” implies.

Dividend Rights. Holders of the Class C Shares are not entitled to dividends in respect of their Class C Shares.

Rights upon liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class C Shares will be entitled to receive out of our remaining assets available for distribution only the par value of the Class C Shares held by them, pro rata with distributions to the other Participating Shares. Notwithstanding this right, upon liquidation, dissolution or winding up, given the de minimis value to which holders of such shares are entitled, we refer to them as “vote-only” shares.

Other rights. Except as provided in the Investor Rights Agreement (as applicable), the holders of Class C Shares have no preemptive or other subscription rights. The rights, preferences and privileges of holders of the Class C Shares are subject to those of the holders of any shares of the preferred stock the Company may issue in the future and to the Investor Rights Agreement, as applicable.

Issuance and Transfer. Future issuances of Class C Shares are expected to be made in connection with (i) stock splits, stock dividends, reclassifications or similar transactions, (ii) issuances of Common Units and (iii) Oak Street Triggering Events occurring with respect to Oak Street Earnout Units. When a Common Unit is exchanged pursuant to the Exchange Agreement, a corresponding Class C Share or Class D Share, as applicable, will automatically be transferred to us and cancelled. Class C Shares are not transferable unless a corresponding number of Common Units are simultaneously transferred to the same person.

Class D Shares

All Class D Shares are fully paid and non-assessable. There is no trading market for the Class D Shares.

Voting Rights. Prior to the Sunset Date (as defined below), holders of Class D Shares will be entitled to the B/D Voting Power (as defined below) for all matters submitted to a vote of stockholders. Holders of Class D Shares vote together with holders of Class A Shares, Class B Shares and Class C Shares as a single class on all matters presented to the Company’s stockholders for their vote or approval, except as otherwise required by our certificate of incorporation and applicable law.

Dividend Rights. Holders of the Class D Shares are not entitled to dividends in respect of their Class D Shares.

Rights upon liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class D Shares will be entitled to receive out of our remaining assets available for distribution only the par value of the Class D Shares held by them, pro rata with distributions to the other Participating Shares. Notwithstanding this right, upon liquidation, dissolution or winding up, given the de minimis value to which holders of such shares are entitled, we refer to them as “vote-only” shares.

Other rights. The holders of Class D Shares have no preemptive or other subscription rights. The rights, preferences and privileges of holders of the Class D Shares will be subject to those of the holders of any shares of the preferred stock the Company may issue in the future and to the Investor Rights Agreement, as applicable.

Issuance, Conversion and Transfer. There will be no further issuances of Class D Shares except in connection with a stock split, stock dividend, reclassification or similar transaction. Class D Shares are not transferable unless a corresponding number of Common Units are simultaneously transferred to the same person.

Preferred Stock

Our certificate of incorporation authorizes the Board to establish one or more series of preferred stock in one or more classes or series and to fix the rights, preferences, privileges and related restrictions, including dividend rights, dividend rates, conversion rights, voting rights, the right to elect directors, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, or the designation of the class or series, without the approval of our stockholders.

The authority of the Board to issue preferred stock without approval of our stockholders may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Class A Shares. At present, we have no plans to issue any preferred stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as the Class A Shares remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of Class A Shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Anti-Takeover Effects of Provisions of Delaware Law and our certificate of incorporation and Bylaws

Certain provisions of our certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal or proxy fight. Such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Class A Shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

These provisions include:

Super Voting Stock. The shares of common stock vote together on all matters on which stockholders are entitled to vote, except as set forth in our certificate of incorporation or required by applicable law. However, the Class B Shares and Class D Shares will collectively have 80% of the voting power of all shares of capital stock of Blue Owl (including shares issued in the future) (such voting power, the “B/D Voting Power”) until such time as the Principals and certain entities controlled by them, including their permitted transferees (such as charitable trusts and estate planning vehicles), own less than 25% of their aggregate ownership as of immediately after the closing of the Business Combination (the “Sunset Date”), with the foregoing determination taking into account certain considerations more fully described in the Company’s Certificate of Incorporation, as amended (the “Charter”). Upon certain transfers to third parties or certain disqualifying events (namely, removal from Blue Owl’s Executive Committee for cause, competition in violation of a restrictive covenant or death), the Class B Shares or Class D Shares will convert into Class A Shares or Class C Shares, respectively, but the remaining Class B Shares and Class D Shares will retain an aggregate of 80% of the voting power until the Sunset Date. On the Sunset Date, each Class D Share will automatically be converted into one Class C Share, and each Class B Share will automatically be converted into one Class A Share. Consequently, the holders of our Class B Shares and Class D Shares (which are, directly and indirectly, the Principals), have greater influence over decisions to be made by our stockholders, including the election of directors.

Action by Written Consent; Special Meetings of Stockholders. The DGCL permits stockholder action by written consent unless otherwise provided by our certificate of incorporation. Our certificate of incorporation permits stockholder action by written consent so long as any Class B Shares or Class D Shares are outstanding (and inherently would represent at least a majority of the voting power of our outstanding common stock), and precludes stockholder action by written consent if and when there ceases to be any Class B Shares or Class D Shares outstanding. If permitted by the applicable certificate of designation, future series of preferred stock may take action by written consent. Our certificate of incorporation and bylaws provide that special meetings of stockholders may be called only by the Board, the chairman of the Board of the chief executive officer, and only proposals included in our notice may be considered at such special meetings.

Election and Removal of Directors. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not expressly provide for cumulative voting. Directors may be removed, but only for cause (and subject to the Investor Rights Agreement), upon the affirmative vote of holders of a majority of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the certificate of designation pursuant to which a particular series of preferred stock is issued may provide holders of that series of preferred stock with the right to elect additional directors. In addition, under our certificate of incorporation, the Board is divided into three classes of directors, each of which will hold office for a three-year term. The existence of a classified board could delay a successful tender offeror from obtaining majority control of the Board, and the prospect of that delay might deter a potential offeror.

Authorized but Unissued Shares. The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing rules of the NYSE. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. See “Description of Capital Stock—Preferred Stock” and “Description of Capital Stock—Authorized but Unissued Capital Stock” above.

Business Combinations with Interested Stockholders. In general, Section 203 of the DGCL, an anti- takeover law, prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock, which person or group is considered an interested stockholder under the DGCL, for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. We elected in our certificate of incorporation not to be subject to Section 203.

Other Limitations on Stockholder Actions. Our bylaws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose that a director be removed; or

•	propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary containing, among other things, the following:

•	the stockholder’s name and address;

•	the number of shares beneficially owned by the stockholder and evidence of such ownership;

•	the names of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons;

•	a description of any agreement, arrangement or understanding reached with respect to shares of our stock, such as borrowed or loaned shares, short positions, hedging or similar transactions;

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting; and

•	any material interest of the stockholder in such business.

Our bylaws set out the timeliness requirements for delivery of notice.

In order to submit a nomination for the Board, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.

Certain provisions of the Blue Owl Limited Partnership Agreements could have the effect of deterring or facilitating a control transaction.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation and bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We entered into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of his duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Approval of Certain Matters

As long as Neuberger holds at least (x) 10% of the fully-diluted Class A Shares (assuming an exchange of all Common Units immediately prior to the time of determination) and (y) 50% of such equity interests held by Neuberger as of May 19, 2021, Neuberger’s approval is required for the following (subject to agreed-upon carve-outs and exceptions):

•	amendment of organizational documents that are disproportionately adverse to Neuberger, as an equityholder;

•	creation of new employee equity incentive plans or amendments to existing employee equity incentive plans, including by expansion of pool sizes;

•	dividends and stock repurchases beyond an approved policy or on a non-pro rata basis;

•

acquisitions/investments in excess of $2 billion and 20% of the total value of Blue Owl’s outstanding Class A Shares (subject to certain walls, conflicts of interest and confidentiality requirements) (assuming an exchange of all Common Units immediately prior to the time of determination);

•	amendments to make less restrictive the restrictive covenant arrangements of any Key Individual;

•	material related-party agreements or transactions between Blue Owl and the former Owl Rock or Dyal Principals (or amendments thereto);

•	entering into a new business line that subjects Neuberger to a new regulatory regime;

•

for three years after May 19, 2021, the merger or sale of all or a majority of Blue Owl’s common stock or Common Units or assets at a valuation below $13.50 per Class A Share and Class B Share (assuming an exchange of all Common Units immediately prior to the time of determination); and

•

for five years after May 19, 2021, for any issuance of equity securities that are dilutive to Blue Owl or its subsidiaries to any Key Individual under any employee equity incentive plan, other than as part of a broad-based compensation program generally applicable to employees of Blue Owl or its subsidiaries (and subject to certain further limitations under such broad-based program).

•	As long as Neuberger holds at least (x) 5% of the fully-diluted Class A Shares (assuming an exchange of all Common Units immediately prior to the time of determination) and (y) 25% of such equity interests held by Neuberger as of May 19, 2021, Neuberger’s approval is required for the following (subject to agreed-upon carve-outs and exceptions):

•	annual aggregate cash compensation for the Key Individuals that exceeds 4% of the management fee revenue of Blue Owl and its subsidiaries; and

•

Blue Owl Carry’s aggregate share of carried interest in any private equity-style fund sponsored by Blue Owl or its subsidiaries to be less than 15% of the total carried interest in such fund (in each case net of certain investor and other third party arrangements).

Exclusive Forum

Our certificate of incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Company to the Company or the Company’s stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder of the Company (a) arising pursuant to any provision of the DGCL, our certificate of incorporation (as it may be amended or restated) or our bylaws or (b) as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (iv) any action asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder of the Company governed by the internal affairs doctrine of the law of the State of Delaware shall, as to any action in the foregoing clauses (i) through (iv), to the fullest extent permitted by law, be solely and exclusively brought in the Delaware Court of Chancery; provided, however, that the foregoing shall not apply to any claim (a) as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or (c) arising under federal securities laws, including the Securities Act, as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum. Notwithstanding the foregoing, the provisions of Article XIII of our certificate of incorporation will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Company’s capital stock shall be deemed to have notice of and to have consented to the forum provisions in our certificate of incorporation. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. However, it is possible that a court could find the Company’s forum selection provisions to be inapplicable or unenforceable. Although the Company believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against the Company’s directors, officers and other employees.

Stockholder Registration Rights

The Investor Rights Agreement provides the former Owl Rock Equityholders and the former Dyal Equityholders with certain registration rights whereby, at any time, subject to certain lockup restrictions and the other terms and conditions of the Investor Rights Agreement, they have the right to require us to register under the Securities Act certain Registrable Securities (as defined in the Investor Rights Agreement). The Investor Rights Agreement also provides for piggyback registration rights for certain other parties thereto, subject to certain conditions and exceptions.

Warrants

Public Warrants. Each whole warrant entitles the registered holder to purchase one Class A Share at a price of $11.50 per share, subject to adjustment as discussed below, except as discussed in the immediately succeeding paragraph. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A Shares. This means only a whole warrant may be exercised at a given time by a warrant holder. The warrants will expire at 5:00 p.m., New York City time, on May 19, 2026, or earlier upon redemption or liquidation.

We will not be obligated to issue any Class A Shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless the registration statement under the Securities Act with respect to the Class A Shares underlying the warrants is then effective and a prospectus relating thereto is current or a valid exemption from registration is available. In the event that the conditions in the immediately preceding sentence are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

We have filed with the SEC a registration statement for the registration, under the Securities Act, of the warrants and the Class A Shares issuable upon exercise of the warrants. We will use our commercially reasonable efforts to maintain the effectiveness of such registration statement and a current prospectus relating to those warrants and underlying shares of Class A Shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if our shares of Class A Shares are not listed on a national securities exchange at the time of any exercise of a warrant such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If we have failed to maintain an effective registration statement covering the Class A Shares issuable upon exercise of the warrants, warrant holders may, until such time as there is an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A Shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A Shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361 per warrant. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Class A Shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the Warrant Agent.

Redemption of warrants when the price per Class A Share equals or exceeds $18.00.

We may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the Class A Shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “ —Warrants—Public Stockholders’ Warrants—Anti-Dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A Shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A Shares is available throughout the 30-day redemption period. We may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is a significant premium to the warrant exercise price at the time of the call. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise such holder’s warrants prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised. However, the price of the Class A Shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Stockholders’ Warrants—Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per Class A Share equals or exceeds $10.00.

We may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A Shares except as otherwise described below; and

•

if, and only if, the last sale price of our Class A Shares equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Stockholders’ Warrants—Anti-Dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of Class A Shares that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our Class A Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

Pursuant to the warrant agreement, references above to Class A Shares shall include a security other than Class A Shares into which the Class A Shares have been converted or exchanged for in the event of a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving company. The numbers in the table below will not be adjusted when determining the number of Class A Shares to be issued upon exercise of the warrants if we are not the surviving entity following any such transaction.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “—Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares issuable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares issuable upon exercise of a warrant as so adjusted. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “—Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “—Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date	Fair Market Value of Class A Shares
(period to expiration of warrants)	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A Shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our Class A Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A Shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our Class A Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Class A Shares for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Class A Shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Class A Shares.

This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A Shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A Shares are trading at or above $10.00 per public share, which may be at a time when the trading price of our Class A Shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of warrants when the price per Class A Share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the Class A Shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Class A Shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Class A Shares than they would have received if they had chosen to wait to exercise their warrants if and when our Class A Shares were trading at a price higher than the exercise price of $11.50.

No fractional Class A Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A Shares to be issued to the holder.

Redemption procedures.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the total number of Class A Shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments.

If the number of outstanding Class A Shares is increased by a capitalization or share dividend payable in Class A Shares, or stock split or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of Class A Shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding Class A Shares. A rights offering made to all or substantially all holders of Class A Shares entitling holders to purchase Class A Shares at a price less than the

“historical fair market value” (as defined below) will be deemed a share dividend of a number of Class A Shares equal to the product of (i) the number of Class A Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Shares) and (ii) one minus the quotient of (x) the price per Class A Share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A Shares, in determining the price payable for Class A Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Class A Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of Class A Shares on account of such Class A Shares, other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A Shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Class A Shares, or (d) in connection with the distribution of the Company’s assets upon its liquidation, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A Share in respect of such event.

If the number of outstanding Class A Shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Class A Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Class A Shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A Shares.

Whenever the number of Class A Shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A Shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A Shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A Shares (other than those described above or that solely affects the par value of such Class A Shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the Company if provided for in the Company’s organizational documents) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Class A Shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A Shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the holders of Class A Shares in such a transaction is payable in the form of Class A Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants are issued in registered form under a warrant agreement with the Warrant Agent. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of: (i) curing any ambiguity or correcting any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in the proxy statement/prospectus, or defective provision (ii) amending the provisions relating to cash dividends on Class A Shares as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders.

The warrant holders do not have the rights or privileges of holders of Class A Shares or any voting rights until they exercise their warrants and receive Class A Shares. After the issuance of Class A Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the warrants sold as part of the units in Altimar’s IPO. The Private Placement Warrants (including the

Class A Shares issuable upon exercise of the Private Placement Warrants) are not redeemable by us so long as they are held by Altimar Sponsor or its permitted transferees. Altimar Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than Altimar Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units sold in connection with Altimar’s IPO. Any amendment to the terms of the Private Placement Warrants or any provision of the warrant agreement with respect to the Private Placement Warrants will require a vote of holders of at least 50% of the number of the then outstanding Private Placement Warrants.

If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of Class A Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Shares underlying the warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the warrants by (y) Altimar Sponsor fair market value. For these purposes, the “Sponsor fair market value” shall mean the average reported last sale price of the Class A Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the Warrant Agent.

We have adopted policies that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the Class A Shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders are significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Transfer Agent, Warrant Agent and Registrar

The transfer agent and registrar for the Blue Owl common stock and the Warrant Agent for the warrants is Computershare Trust Company, N.A and Computershare, Inc.

Listing

Our Class A Shares and our warrants to purchase Class A Shares are listed on NYSE under the symbols “OWL” and “OWL.WS,” respectively.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general terms that will apply to any debt securities that may be offered pursuant to this prospectus and an applicable prospectus supplement. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. Any prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

We may issue the debt securities in one or more series under an indenture between us and the trustee. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture, as supplemented.

The form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part.

As used in this section, “we,” “us” and “our” means Blue Owl Capital Inc., a Delaware corporation, and its successors, but not any of its subsidiaries. As used in this prospectus, “debt securities” means the debentures, notes, bonds and other evidence of indebtedness offered pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the indenture.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. All debt securities will be our senior unsecured obligations. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price, the issue date, the issue price, the date from which interest will accrue and, if applicable, the date on which interest will first be paid) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange. The applicable prospectus supplement will include a discussion of material U.S. federal income tax considerations applicable to the debt securities.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

•

the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•

our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

•

if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•

if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants applicable to debt securities of the series;

•

if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•

whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	if a trustee other than the trustee named in the indenture is to act as trustee for the securities of a series, the name and corporate trust office of such trustee; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest.

Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.

Unless otherwise indicated in the applicable prospectus supplement:

•

For fixed rate debt securities, if the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

•

For floating rate debt securities, if any interest payment date for the debt securities of a series bearing interest at a floating rate (other than the maturity date or the redemption date, if any) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day; if the maturity date or the redemption date, if any, is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the maturity date or the redemption date, if any, to the date of that payment. Interest on the floating rate debt securities will be computed on the basis of the actual number of days elapsed during the relevant interest period and a 360-day year.

Optional Redemption

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate, including by lot or pro rata. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 15 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of consisting of more than one series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed and, if less than all of the outstanding debt securities of any series consisting of a single security are to be redeemed, the principal amount of the debt security to be redeemed; that on the date of redemption, the redemption price will become due and payable upon each debt security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after the redemption date; the place or places where such debt securities are to be surrendered for payment of the redemption price; for any debt securities that by their terms may be converted, the terms of conversion, the date on which the right to convert will terminate and the place or places where such debt securities may be surrendered for conversion; that the redemption is for a sinking fund, if such is the case; and the CUSIP, ISN or any similar number of the debt securities to be redeemed.

By no later than 11:00 a.m. (New York City time) on the business day prior to any redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the place or places where the debt securities are payable and established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, we are not required to (i) issue, register the transfer of or exchange any debt security selected for redemption (or of such series and specific tenor, as the case may be) for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed or (ii) register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt securities being redeemed in part. The registered holder of a debt security will be treated as the owner of it for all purposes.

Subject to any applicable abandoned property law, all amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Covenants

The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not be a party to a Substantially All Merger (as defined below) or participate in a Substantially All Sale (as defined below), unless:

•

we are the surviving person, or the person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made (the “Successor Person”) is organized under the laws of the Permitted Jurisdictions (as defined below) and has assumed by supplemental indenture all of our obligations under the indenture;

•	immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and

•

we deliver to the trustee an officers’ certificate or an opinion of counsel, each stating that such transaction and any supplemental indenture relating thereto comply with the indenture and that all conditions precedent provided for in the indenture relating to such transaction have been complied with.

Upon the consummation of such transaction, the Successor Person will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor Person may exercise our rights and powers under the indenture, and we will be released from all of our liabilities and obligations under the indenture and under the debt securities.

Any substitution of the Successor Person for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

For purposes of this covenant:

•

a “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity including government or political subdivision or an agency or instrumentality thereof;

•

a “Substantially All Merger” means our merger or consolidation with or into another person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of our combined assets taken as a whole to any other person; and

•

a “Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other person, in one or a series of related transactions, directly or indirectly, of all or substantially all of our combined assets taken as a whole to any other person.

•	“Permitted Jurisdictions” means the laws of the United States of America or any state thereof.

No Gross Up

We and the trustee will be entitled to deduct the amount required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), and neither we nor the trustee shall have any obligation to gross-up any payment to pay any additional amount as a result of such deduction. In addition, unless otherwise provided in an applicable supplemental indenture, we shall not be obligated to pay any additional amounts with respect to our debt securities as a result of any withholding or deduction for, or on account of, any other present or future taxes, duties, assessments or governmental charges.

Events of Default

Each of the following events are defined in the indenture as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1) default in the payment of any installment of interest on any debt securities of that series, and such default continues for a period of 30 days after the payment becomes due and payable;

(2) default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable, regardless of whether the payment became due and payable at its stated maturity, upon redemption, upon declaration of acceleration or otherwise;

(3) default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series;

(4) default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues and is not cured for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series;

(5) we pursuant to or within the meaning of the Bankruptcy Law (as defined below):

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a Custodian (as defined below) of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of such petition or the appointment of or taking possession by a Custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a Custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws);

•	and the order or decree remains unstayed and in effect for 90 days; or

(7) any other event of default provided with respect to debt securities of that series occurs.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If an event of default with respect to debt securities of any series (other than an event of default specified in clause (5) or (6) above with respect to us) occurs and is continuing, the trustee by notice to us, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us and the trustee, may declare the principal and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an event of default specified in clause (5) or (6) above with respect to us occurs and is continuing, the principal and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the nonpayment of the principal which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

The indenture will require us to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the performance and observance of any of the terms, provisions and conditions under the indenture or, if there has been a default, specifying each such default and the nature and status thereof which such officers may have knowledge.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official), or for any other remedy unless:

(1) an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default, specifying an event of default with respect to the debt securities of that series;

(2) the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of such event of default;

(3) the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4) the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5) no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•

reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of or extend the time of payment of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption or repayment, on or after the redemption date or repayment date, as applicable);

•

reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required for any such amendment or waiver (of compliance with certain provisions of the indenture or certain defaults under the indenture and their consequences) provided for in the indenture;

•

modify any provisions in the indenture regarding the modifications and amendments requiring the consent of the holders of each affected debt security, except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•

make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities;

•	subordinate the debt security of any series to any of our other obligations; or

•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•

to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us or to surrender any right or power conferred upon us;

•

to evidence the succession of another person to, and the assumption by the Successor Person of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants-Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	to add one or more guarantees for the benefit of holders of the debt securities;

•	to secure the debt securities;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of the applicable supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•	to cure any ambiguity, to correct or supplement any provision of the indenture;

•

to change any other provision contained in the debt securities of any series or under the indenture; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect; or

•

to conform any provision of the indenture or the debt securities of any series to the description of such debt securities contained in the Company’s prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the debt securities of such series The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and which have either become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by (i) depositing with the trustee, in trust, money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, (ii) paying all other sums payable under the indenture and (iii) delivering to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent in the indenture relating to the discharge as to that series have been complied with.

The indenture provides that we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (ii) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of (x) money in an amount, (y) U.S. government obligations which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount, or (z) a combination thereof, in each case sufficient to pay and discharge the principal or premium, if any, and interest on the debt securities.

In the case of legal defeasance, we must have delivered to the trustee an opinion of counsel confirming that (i) we have received from, or there has been published by, the Internal Revenue Service, a ruling or (ii) since the date of the indenture, there has been a change in the applicable Federal income tax law, in either case, to the effect that the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit and such legal defeasance and will be subject to the same federal income tax as would be the case if the deposit and legal defeasance did not occur. In the case of covenant defeasance, we must have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers’ certificate to the effect that the neither such debt securities nor any other debt securities of the same series will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. The indenture provides that the global securities may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than DTC or its nominee unless:

(1) DTC notifies us that it is unwilling or unable or no longer permitted under applicable law to continue as depository for such global security and a successor depository is not appointed within 90 days;

(2) an event of default with respect to such global security has occurred and be continuing;

(3) we deliver to the trustee an order to such effect; or

(4) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose in the indenture.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The trustee under the indenture will be named in the applicable prospectus supplement.

The trustee under the indenture will be permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional interests in shares of Class A Shares or preferred stock, rather than shares of Class A Shares or preferred stock, with those rights and subject to the terms and conditions that we may specify in a prospectus supplement or a free writing prospectus. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, each of which will represent a fractional interest in a share of Class A Shares or preferred stock. The shares of Class A Shares or preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement or a free writing prospectus will include the name and address of the depositary and will include a discussion of material U.S. federal income tax considerations applicable to the Class A Shares, preferred stock and depositary shares, as applicable.

As used in this section, “we,” “us” and “our” means Blue Owl Capital Inc., a Delaware corporation, and its successors, but not any of its subsidiaries.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of Class A Shares or any combination of such of our securities (but not securities of third parties), as specified in a related prospectus supplement or a free writing prospectus.

As used in this section, “we,” “us” and “our” means Blue Owl Capital Inc., a Delaware corporation, and its successors, but not any of its subsidiaries.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in a prospectus supplement or a free writing prospectus for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement or a free writing prospectus. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

As used in this section, “we,” “us” and “our” means Blue Owl Capital Inc., a Delaware corporation, and its successors, but not any of its subsidiaries.

The prospectus supplement or a free writing prospectus relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	upon the exercise of rights distributed or issued to our security holders;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

We may sell the securities being offered by this prospectus by any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made directly on the Nasdaq Capital Market, on any other existing trading market for our securities or to or through a market maker.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver the securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the securities by underwriters, brokers or dealers;

•	sell securities short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us to deliver the securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

•	loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities, or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or through agents designated by us, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us, or affiliates of ours and/or theirs, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority (which we refer to as “FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121, including if 5% or more of the net proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Kirkland & Ellis LLP, Los Angeles, California. If the validity of the securities will be passed upon by counsel for any underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated and combined financial statements of Blue Owl Capital Inc. incorporated by reference from Blue Owl Capital Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their report thereon, included therein. Such consolidated and combined financial statements are incorporated herein by reference in this prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement of which this prospectus forms a part, and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus, will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference the following documents that we have filed with the SEC (but excluding any information furnished to, rather than filed with, the SEC):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 5, 2022 (our “Quarterly Report”);

•

Our Current Reports on Form 8-K, filed with the SEC on (i)  December 30, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), as amended by Amendment No. 1 to Form 8-K filed on March 11, 2022, (ii)  February  11, 2022, (iii) February  15, 2022, (iv) February 17, 2022 (excluding Item 2.02 and Exhibit  99.1 thereof), (v) April  11, 2022, (vi) May  5, 2022 (excluding Item 2.02 and Exhibits 99.1 and 99.2 thereof), (vii) May 20, 2022 (excluding Item 7.01), (viii) June  2, 2022, (xix) June 10, 2022 and (x)  June 15, 2022; and

•	The description of our securities filed as an exhibit to our Quarterly Report; and

•

Any documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities offered hereby, but excluding any information furnished to, rather than filed with, the SEC.

You may request a copy of these filings, at no cost, by writing or calling us at the following address:

Blue Owl Capital Inc.

399 Park Avenue, 38th Floor

New York, New York 10022

(212) 419-3000

Attn: Office of the Secretary

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC, and filed a registration statement on Form S-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You can also review our filings by accessing the website maintained by the SEC at www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, to the foregoing, we maintain a website at www.blueowl.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our website copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to such document as soon as practicable after such documents or materials are electronically filed with or furnished to the SEC.

Class A Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Units

Warrants

PROSPECTUS

June 28, 2022

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.